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Exhibit 23.7

CONSENT OF PROSPECTIVE DIRECTOR

        The undersigned, acting in accordance with Rule 438 promulgated under the Securities Act of 1933, as amended, hereby consents to being named as a prospective director of Baltic Trading Limited in the Registration Statement on Form S-1 of Baltic Trading Limited, the prospectus included therein, and any amendments thereto.

Dated as of November 16, 2009

/s/ Harry A. Perrin Harry A. Perrin

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CONSENT OF PROSPECTIVE DIRECTOR